SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 1996
                        LCS Bancorp, Inc.
      (Exact name of registrant as specified in its charter)

    Delaware                 0-25446                37-1337116
(State or other       (Commission File No.)    (I.R.S. Employer
   jurisdiction                               Identification No.)
 of incorporation)


 501 N. State Street                                   62056
 Litchfield, Illinois



Registrant's telephone number, including area code:  (217) 324-2576



                          Not Applicable
  (Former name or former address, if changed since last report)
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Item 5.   Other Events.

     On August 13, 1996 LCS Bancorp, Inc. (the "Registrant") pursuant to the unanimous approval of its Board of Directors entered into an Agreement and Plan of Merger (the "Agreement") by and among Jacksonville Savings Bank ("Jacksonville") and the Registrant and Litchfield Community Savings, S.B. ("Litchfield"). Pursuant to the Agreement and the transactions contemplated thereby, the following events are expected to occur: (i) the Registrant will be merged with an acquisition subsidiary of Jacksonville with Registrant being the surviving entity; (ii) Litchfield will merge with and into Jacksonville with Jacksonville being the surviving institution; and (iii) Registrant will be liquidated into Jacksonville and will cease to exist.

     Each share of Registrant's Common Stock shall be canceled in exchange for the right to receive a purchase price of $17.75 per share (the "Purchase Price") and each option shall be cancelled and option holders shall receive the difference between the Purchase Price and the option exercise price in accordance with the Agreement, a copy of which is appended as Exhibit 2.

     A copy of the Press Release issued by Registrant and
Jacksonville are appended hereto as Exhibit 99.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  LCS BANCORP, INC.


DATE:  August 15, 1996            By: /s/ Carol J. Radtke
                                      Carol J. Ratke
                                      Chief Executive Officer and
                                       Chief Financial Officer